UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As noted below, SolarCity Corporation (“SolarCity” or the “Company”) completed its acquisition of Silevo, Inc., a Delaware corporation (“Silevo”), earlier today. Earlier in September 2014, Silevo entered into an amended and restated research and development alliance agreement, (the “Riverbend Agreement”) with the Research Foundation for the State University of New York (the “Foundation”) for the construction of an approximately 1,000,000 square foot manufacturing facility with the capacity to produce at least 1 gigawatt of solar panels annually on an approximately 88.24 acre site located in Buffalo, New York (the “Manufacturing Facility”).

Under the terms of the Riverbend Agreement, the Foundation will construct the Manufacturing Facility and install certain utilities and other improvements, with participation by SolarCity as to the design and construction of the Manufacturing Facility, and acquire certain manufacturing equipment designated by SolarCity to be used in the Manufacturing Facility. The Foundation will cover construction costs related to the Manufacturing Facility and manufacturing equipment, in each case up to a maximum funding allocation from the State of New York, and SolarCity will be responsible for any construction and equipment costs in excess of such amounts. The Foundation will own the Manufacturing Facility and manufacturing equipment. Following completion of the Manufacturing Facility, SolarCity will lease the Manufacturing Facility from the Foundation for an initial period of 10 years for $1 per year plus utilities, and the Foundation will grant SolarCity the right to use the manufacturing equipment during the initial lease term at no charge. Currently, the Company estimates that it will incur capital expenses of up to $150 million in connection with the construction and commissioning of the Manufacturing Facility and the initial manufacturing equipment.

In addition to its other obligations under the Riverbend Agreement, SolarCity must (i) use its best commercially reasonable efforts to commission the manufacturing equipment within three months of the Manufacturing Facility completion and reach full production output within three months thereafter, (ii) employ 1,460 high-tech jobs for the manufacturing operation at the Manufacturing Facility for five years after the Manufacturing Facility completion, (iii) employ at least 2,000 other personnel in the State of New York to support downstream solar panel sales and installation for five years after the Manufacturing Facility completion, (iv) work with the Foundation to attract 1,440 additional support contractor and supplier jobs in the State of New York following full production, (v) spend or incur approximately $5 billion in combined capital, operational expenses and other costs in the State of New York during the 10-year period following full production, (vi) make reasonable efforts to provide first consideration to New York-based suppliers, (vii) invest and spend in manufacturing operations at a level that ensures competitive product costs for at least five years from full production, and (viii) negotiate in good faith with the Foundation on an exclusive “first opportunity basis” for 120 days before entering into any agreement for additional solar panel manufacturing capacity that Silevo may wish to develop during the term of the agreement. If SolarCity fails in any year over the course of the 10-year term to meet its specified investment and job creation obligations, as described above, SolarCity would be obligated to pay a “program payment” of $41.2 million to the Foundation in any such year. In addition, SolarCity is subject to other events of default, including breach of these program payments and certain insolvency events, that would lead to the acceleration of all of the then unpaid program payments by SolarCity to the Foundation.

The Foundation may terminate the Riverbend Agreement if, subject to a 30-day grace period, the Foundation does not obtain funding from the State of New York in such amounts as required to perform the agreement on or before October 17, 2014. SolarCity may terminate the Riverbend Agreement if (i) the Foundation does not obtain funding from the State of New York in such amounts as required to perform the agreement on or before October 17, 2014, (ii) the Foundation does not obtain all building permits and other approvals to construct the Manufacturing Facility on or before October 17, 2014, and (iii) the Foundation does not reach certain construction milestones by specified dates. SolarCity has the right to terminate the agreement if any of the contingencies are not met after a 30-day grace period. The Riverbend Agreement is also contingent upon, on or prior to November 1, 2014, the Foundation or its affiliate entering into construction contracts reasonably acceptable to the Company. The parties are required to negotiate further penalties in the contracts with the developer, contractors and architect for payment of penalties to the Foundation for failure to meet the construction milestones. In addition, following the expiration of the initial lease terms of the Riverbend Agreement, the parties will agree on terms for SolarCity to extend the lease of the Manufacturing Facility and use of the manufacturing equipment for an additional 10-year term at the same annual lease rate if SolarCity commits to an additional $3 billion investment in the State of New York.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, in June 2014, SolarCity entered into an Agreement and Plan of Merger with Sunflower Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, Sunflower Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Silevo, Richard Lim, as security holder representative, and U.S. Bank National Association, as Escrow Agent, pursuant to which SolarCity agreed to acquire Silevo, a solar panel technology and manufacturing company, through a series of statutory mergers in exchange for shares of SolarCity common stock with an aggregate value of $200 million as of the closing of the transaction, subject to adjustments as set forth in the merger agreement, and shares of SolarCity common stock in connection with an earnout with an aggregate value of up to an additional $150 million upon the achievement of certain milestones as set forth in the merger agreement. In September 2014, SolarCity entered into an amendment to the merger agreement to make certain changes relating to the milestones, permit SolarCity to pay portions of the consideration in cash, rather than stock, to holders of Silevo options who reside outside of the United States, and make other revisions necessary to clarify the allocation of contributions to the escrow fund. The number of shares of SolarCity common stock issuable as closing consideration or any earnout consideration are determined based upon the 20-day volume-weighted sales price of our common stock on The NASDAQ Global Select Market as of the third day prior to issuance of such shares and such shares will be freely tradable without restriction following the closing. This transaction closed earlier today, September 23, 2014, with the issuance of approximately 2.4 million shares of common stock in connection with the acquisition.

Under the amended merger agreement, the additional $150 million of earnout consideration may become payable, if at all, following the achievement of three specified production milestones. Each production milestone provides for the potential payment of up to $50 million of consideration, subject to adjustment as set forth in the amended merger agreement. The first earnout payment will be payable if, prior to December 31, 2015, the Company achieves volume production from a Silevo or SolarCity (or any either of their subsidiaries’) production facility located in the United States of America. The second earnout payment will be payable if, prior to December 31, 2017, the Company achieves both (i) volume production from a Silevo or SolarCity (or any either of their subsidiaries’) production facility located in the United States of America, and (ii) full equipment commissioning in a certain new manufacturing facility specified in the merger agreement while meeting target cost and efficiency requirements. The third earnout payment will be payable if, prior to December 31, 2017, the Company achieves volume production with target cost and efficiency requirements from such new manufacturing facility.

Silevo has historically incurred net operating losses, generated a net loss of approximately $18.8 million for its fiscal year ended December 28, 2013, and had an accumulated deficit of approximately $61.2 million as of its fiscal year end of December 28, 2013. As previously announced, SolarCity intends to significantly expand Silevo’s manufacturing and research and development operations, with related significant operating expenses for such operations.

The preceding description of the Merger Agreement, as amended, is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to the Form 8-K filed by the Company on June 17, 2014, and the amendment (which will be filed as an exhibit to SolarCity’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014).

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 above is incorporated by reference into this Item 3.02. SolarCity was issued a permit by the California Commissioner of Business Oversight pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 such that the issuance of the SolarCity common stock in connection with the acquisition was exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Proposed Convertible Note Offering

On September 23, 2014, the Company issued a press release announcing its intention to offer $500 million aggregate principal amount of convertible senior notes due 2019, subject to market conditions and other factors, in a private placement to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also intends to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $75 million aggregate principal amount of notes on the same terms and conditions. A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Risk Factors

The Company has updated its disclosure regarding its risk factors. The revised risk factors are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements and pro forma information related to the Silevo acquisition that are required to be filed by this Item are not available at this time. Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 71 days from the last date on which this Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The financial statements and pro forma information related to the Silevo acquisition that are required to be filed by this Item are not available at this time. Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 71 days from the last date on which this Form 8-K was required to be filed.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release relating to the proposed convertible note offering, dated September 23, 2014

99.2	Risk Factors

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements include those regarding SolarCity’s ability to successfully integrate Silevo, Inc.’s business, operations and personnel and achieve manufacturing economies of scale and associated cost reductions, SolarCity’s continued operations of Silevo, expansions of Silevo’s domestic manufacturing and research and development operations, expectations regarding the Riverbend Agreement, including expected capital and operating expenses and the performance of the manufacturing operations, and the proposed convertible note offering. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements and include, without limitation, statements regarding our expectations, beliefs or intentions regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are based on the current expectations or beliefs of management of SolarCity and are subject to uncertainty and changes in circumstances that, if they were to never materialize or prove incorrect, could cause actual results to differ materially from those projected, expressed or implied in the forward-looking statements. All forward-looking statements included in this Current Report on Form 8-K are based on information available to SolarCity on the date thereof, and SolarCity assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Brad W. Buss
Brad W. Buss
Chief Financial Officer

Date: September 23, 2014

Exhibit Index

Exhibit Number	Description of Document

99.1	Press Release relating to the proposed convertible note offering, dated September 23, 2014

99.2	Risk Factors